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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

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                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15 (d) of
                      the Securities Exchange Act of 1934

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               Date of Report (Date of Earliest Event Reported):

                                 June 8, 1998


                            AccuStaff Incorporated
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            (Exact name of registrant as specified in its charter)



        Florida                   0-24484                        59-3116655
        -------                   -------                        ----------
(State of Incorporation)    (Commission file number)          (IRS Employer
                                                             Identification No.)


                 1 Independent Drive, Jacksonville, FL  32202
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          (Address of principal executive office including zip code)


                                (904) 360-2000
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                        (Registrant's telephone number)

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Item 5.  Other Events
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     On June 8, 1998, AccuStaff Incorporated ("AccuStaff") announced that, subject to certain conditions, it intends to separate into two publicly-held companies. AccuStaff will retain its Information Technology division and its Professional Services division and will contribute to a newly-formed subsidiary, Strategix Solutions, Inc., a Delaware corporation ("Strategix"), its commercial division which consists of all of AccuStaff's assets and subsidiaries that are engaged in commercial services, teleservices, health care services and private label services. On June 8, 1998, AccuStaff's subsidiary, Strategix, filed a registration statement on Form S-1 for an initial public offering of certain of the shares of Strategix's common stock (the "Offering"). After consummation of the Offering, AccuStaff will own at least 80% of Strategix's outstanding shares of common stock. AccuStaff intends to distribute to AccuStaff's stockholders in 1999, subject to certain conditions, all of AccuStaff's shares of Strategix in a tax-free spin-off transaction (the "Spin-off").

     It is anticipated that as part of the reorganization, Strategix will pay on or prior to the Offering's closing date an amount to AccuStaff equal to $150 million in borrowings under a $300 million credit facility plus the net proceeds of the Offering. Strategix has received a commitment from NationsBank, N.A. to provide Strategix with a $300 million revolving credit facility. AccuStaff will use the funds received to reduce its indebtedness.

     AccuStaff's teleservices unit provides employees for customer care and inbound and outbound telemarketing services to one customer, MATRIXX Marketing, Inc. ("Matrixx"). Although this unit will be contributed to Strategix, AccuStaff's management has received indications from Matrixx that Matrixx intends to terminate its contract with AccuStaff's teleservices unit.

     Completion of the Spin-off will be subject to the satisfaction, or waiver by the Board of Directors of AccuStaff (the "Board"), in its sole discretion, of the following conditions: (i) a Letter Ruling shall have been obtained that will provide that, among other things, the Spin-off will qualify as a tax-free Spin-off for federal income tax purposes, and will not result in recognition of any income, gain or loss for federal income tax purposes to AccuStaff, or AccuStaff's shareholders, and such ruling shall be in form and substance satisfactory to AccuStaff; (ii) any material governmental approvals and third party consents necessary to consummate the Spin-off shall have been obtained and be in full force and effect; (iii) no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Spin-off shall be in effect; and
(iv) no other events or developments shall have occurred subsequent to the closing of the Offering that, in the judgment of the Board, would result in the Spin-off having a material adverse effect on AccuStaff or on the stockholders of AccuStaff.

     AccuStaff intends to apply as soon as practicable for the Letter Ruling and to take all necessary steps to complete the Spin-off in 1999. AccuStaff does not plan to distribute its shares of stock of Strategix to AccuStaff's shareholders without a satisfactory Letter Ruling. There is no assurance that AccuStaff will receive a satisfactory Letter Ruling or that all other conditions to the completion of the Spin-off will occur.

     Reference is made to the press release filed as Exhibit 99 hereto. The information set forth in Exhibit 99 is hereby incorporated by reference herein.

     This report contains certain forward-looking statements which involve known and unknown risks, uncertainties, or other factors not under the control of AccuStaff which may cause the actual results, performance, or achievements of AccuStaff or Strategix to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Such forward-looking statements include, among other things, discussions of AccuStaff's and Strategix's plans for the Offering and the Spin-off. Although AccuStaff believes that the expectations reflected in the forward-looking statements are reasonable, AccuStaff can give no

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assurance that such expectations will prove to be correct and there are risks that the expectations will not be achieved. Some of these risk factors include, but are not limited to, those disclosed in the Registration Statement filed with the Securities and Exchange Commission by Strategix in connection with the Offering. AccuStaff assumes no duty to update any forward-looking statements.

     A registration statement relating to the offering of Strategix's common stock has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Item 7. Financial Statements and Exhibits
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     (a)  Not applicable

     (b)  Not applicable

     (c)  Exhibit 99   AccuStaff Incorporated Press Release issued June 8, 1998.

SIGNATURE
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     Pursuant to the requirements of the Securities Exchange Act of 1934,
AccuStaff has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  June 8, 1998

                              ACCUSTAFF INCORPORATED

                              By: /s/  Derek E. Dewan
                                 ---------------------------
                              Name:  Derek E. Dewan
                              Title: Chairman and CEO

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